UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2015

VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Items 7.01 and 9.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 7.01 Regulation FD Disclosure
On March 10, 2015, Vera Bradley, Inc. (the “Company”) announced that it plans to close its manufacturing facility located in New Haven, Indiana (metropolitan Fort Wayne) beginning on May 9, 2015, unless business conditions necessitate earlier action.  Currently, approximately 5% of the Company’s products are manufactured in this facility, and approximately 250 associates are employed there.  The Company began manufacturing in this facility in 2009.  Excluding the manufacturing facility, the Company employs approximately 630 associates in metropolitan Fort Wayne, with a total of approximately 2,300 associates throughout the United States.
After careful analysis and consideration, the Company has concluded that closing this facility is the right long-term financial decision for the Company as a whole. It costs approximately 90% more to manufacture goods domestically than in overseas factories, and costs have continued to rise year over year. Over recent months, the Company has worked to figure out how to make the New Haven facility more cost efficient, but those actions were not adequate.
The Company incurred charges of $3.0 million ($1.9 million after tax) relating to the facility closing in the fourth quarter of the fiscal year ended January 31, 2015 (“fiscal 2015”), primarily related to raw materials inventory write-downs. The Company expects to incur restructuring and other charges in the first quarter of the fiscal year ending January 30, 2016 (“fiscal 2016”) estimated to be between $6.0 million to $7.0 million ($3.8 million to $4.5 million after tax), related to the facility closing and other cost saving measures.  These charges are estimated to include lease termination costs of approximately $2.5 million, severance and benefit costs of approximately $2.3 million, accelerated depreciation related to fixed assets of approximately $0.8 million and other associated costs of approximately $0.9 million.  Management expects that the plant closure will reduce operating costs by approximately $12.0 million annually beginning in the fourth quarter fiscal 2016.  All production from the facility will be absorbed by the Company’s third party manufacturing suppliers.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated March 10, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: March 10, 2015	/s/ Kevin J. Sierks
Kevin J. Sierks Executive Vice President – Chief Financial Officer